THIS WARRANT AND THE SHARES OF COMMON STOCK INTO WHICH IT IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.


Warrant Number INMD 1002



            VOID AFTER 5:00 P.M. NEW YORK TIME, ON NOVEMBER 17, 2003
                WARRANT TO PURCHASE 12,500 SHARES OF COMMON STOCK




                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            INTEGRAMED AMERICA, INC.




                  This is to Certify That, FOR VALUE RECEIVED, SAMUEL C. PANG ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from IntegraMed America, Inc., a Delaware corporation ("Company"), an aggregate of 12,500 fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") at a price of $4.12 per share ("Exercise Price") from time to time during the period from November 18, 1998 to November 17, 2003, but not later than 5:00 p.m. New York City Time, on November 17, 2003 in accordance with the terms and conditions hereof. In addition to any other adjustments to which the Exercise Price may be subject as provided for herein, the Exercise Price shall be subject to a yearly adjustment of 20% on November 18 of each year of this Warrant, which when so adjusted shall become the adjusted exercise price ("Adjusted Exercise Price") for the applicable 12-month period. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant

Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price" or "Adjusted Exercise Price".

                  (a)      EXERCISE OF WARRANT.

                           (1) This Warrant may be exercised  from time to time
on or after November 18, 1998 and until November 17, 2003, subject to the provisions of Sections (a)(2) through (a) (8) hereof; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender to the Company at its principal office, the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, the Company shall cause its transfer agent to issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. Upon receipt by the Company of the Purchase Form at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                           (2)  Holder may acquire up to 2,500  shares of Common
Stock at the Exercise Price between November 18, 1998 and November 17, 1999 ("First Exercise Period").

                           (3)  Holder may acquire up to 2,500  shares of Common
Stock at the 1999 Adjusted Exercise Price between November 18, 1999 and November 17, 2000 ("Second Exercise Period").

                           (4)  Holder may acquire up to 2,500  shares of Common
Stock at the 2000 Adjusted Exercise Price between November 18, 2000 and November 17, 2001 ("Third Exercise Period").

                           (5)  Holder may acquire up to 2,500  shares of Common
Stock at the 2001 Adjusted Exercise Price between November 18, 2001 and November 17, 2002 ("Fourth Exercise Period").

                           (6)  Holder may acquire up to 2,500  shares of Common
Stock at the 2002 Adjusted Exercise Price between November 18, 2002 and November 17, 2003 ("Fifth Exercise Period").

                           (7)  Holder must be an employee, in good-standing, of
REPRODUCTIVE SCIENCE CENTER(R) of Boston ("PC") at the time Holder acquires any of the shares provided for iN this Warrant.

                           (8)  In  the  event  the  Management  Agreement,   as
amended from time to time, dated as of October 1, 1997 between the Company and PC terminates, this Warrant shall terminate effective on the same date and any rights to acquire Common Stock of the Company not exercised as of that date shall cease, be null and void and of no effect.

                  (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

                  (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                           (1) If the  Common  Stock  is  listed  on a  national
                  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

                           (2) If the Common  Stock is not so listed or admitted
                  to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                           (3) If the Common  Stock is not so listed or admitted
                  to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable or assignable (other than by will or pursuant to the laws of descent and distribution). This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                  (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                  (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                           (1) In case the Company  shall (i) declare a dividend
                  or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (2) Whenever the Exercise Price payable upon exercise
                  of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                           (3) No  adjustment  in the  Exercise  Price  shall be
                  required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                           (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                           (5) In the event that at any time,  as a result of an
                  adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3), inclusive above.

                  (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the

Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

                  (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                  (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

                                    INTEGRAMED AMERICA, INC.



                                     By: /s/Gerardo Canet
                                            ------------------------------
                                            Gerardo Canet, President & CEO
Date: November 18, 1998


Attest:

/s/Claude White
-----------------------------
Claude E. White, Secretary


[Seal]

                                  PURCHASE FORM


                                                  Date: ________________________

                  The undersigned hereby irrevocably elects to exercise the Warrant dated ___________________________to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.


         --------------------------------------------
         Signature




                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name ________________________________
(Please typewrite or print in block letters)


Address ______________________________


Signature _____________________________

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                             STOCK PURCHASE WARRANT




                           To Purchase Common Stock of




                            INTEGRAMED AMERICA, INC.

















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